Exhibit 99.1

LENZ Therapeutics Announces $30 Million Investment from Ridgeback Capital
SAN DIEGO, CA – July 15, 2024 – LENZ Therapeutics, Inc. (Nasdaq: LENZ or “LENZ” or the “Company”), a late clinical-stage biopharmaceutical company focused on developing the first aceclidine-based eye drop to improve near vision in people with presbyopia, today announced that it has entered into a stock purchase agreement with Ridgeback Capital Investments L.P. (“Ridgeback Capital”) for a $30 million private investment in public equity (“PIPE”) common stock financing.
“We appreciate the significant support and confidence that Ridgeback Capital is showing in LENZ and are pleased to have access to this additional capital, which further strengthens our Balance Sheet as we aim to make LNZ100 a potentially best-in-class therapeutic option for the treatment of presbyopia,” said Eef Schimmelpennink, President and Chief Executive Officer of LENZ Therapeutics. “With our strong Phase 3 CLARITY data in hand and impressed by the excitement from KOLs that studied LNZ100, we are looking forward to upcoming milestones, including the submission of our NDA for LNZ100 mid-year 2024 and turning our full focus towards preparing for the potential approval and commercialization of LNZ100”.
“We invest in innovative people and companies that help patients. LENZ is developing a medicine can have a transformational impact on eyesight. This can benefit millions of people who live with the challenges of presbyopia, and we are excited to support the LENZ team in this effort,” said Dr. Wayne Holman, Chief Executive Officer and Founder of Ridgeback Capital.
LENZ intends to use the net proceeds from the PIPE financing, together with the Company's existing cash, cash equivalents, and marketable securities, to support the regulatory, pre-commercial and potential commercial launch activities for LNZ100 as well as for working capital and general corporate purposes.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and such securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. In connection with the securities purchase agreement, LENZ Therapeutics has agreed to file a registration statement with the Securities Exchange Commission (the “SEC”) to register the resale of the shares of common stock sold in the PIPE financing. Any offering of the common stock under the resale registration statement will only be made by means of prospectus.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any common stock or any other securities of LENZ Therapeutics, nor shall there be any sale of such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About LENZ Therapeutics
LENZ Therapeutics is a late clinical-stage biopharmaceutical company focused on the development and commercialization of the first aceclidine-based eye drop to improve vision in patients with presbyopia. LENZ’s product candidate, LNZ100 is a preservative-free, single-

use, once-daily eye drop containing aceclidine. LNZ100 was evaluated in the registration-enabling Phase 3 CLARITY study as a potential therapy for the treatment of presbyopia, a condition impacting an estimated 1.8 billion people globally and 128 million people in the United States. LENZ is committed to commercializing an ideal pharmaceutical presbyopia solution that enhances vision for “all eyes, all day.” LENZ is headquartered in San Diego, California. For more information visit: LENZ-Tx.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. You can identify forward-looking statements by words such as “may,” “will,” “could,” “can,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “poised,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, but not all forward-looking statements will contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding:
LENZ’s plans relating to submitting an NDA with the FDA for regulatory approval of LNZ100 and commercializing LNZ100, if approved; the potential of LNZ100 to be a best-in-class therapeutic option for the treatment of presbyopia; and LENZ’s expectations regarding the sufficiency of its cash, cash equivalents and marketable securities capabilities.
These statements are based on numerous assumptions concerning the development of LENZ’s product candidates and target markets and involve substantial risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievement to be materially different from the information expressed or implied by these forward-looking statements, including those risk factors described in the section titled “Risk Factors” in the Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024.
Contact:
Dan Chevallard
LENZ Therapeutics, Inc.
IR@LENZ-Tx.com